Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
The following is a list of all subsidiaries of the Registrant.

Name	Jurisdiction of Incorporation

OKSB Statutory Trust I	Connecticut
SBI Capital Trust II	Delaware
Business Consulting Group, Inc.	Oklahoma
Healthcare Strategic Support, Inc.	Oklahoma
SNB Bank of Wichita	United States
Bank of Kansas	Kansas
Stillwater National Bank & Trust Company	United States
Cash Source, Inc.*	Oklahoma
CRK Properties, Inc.*	Oklahoma
SWB, Inc.*	Oklahoma
SNB Insurance Agency, Inc. *	Oklahoma
SNB Real Estate Holdings, Inc. *	Delaware
Stillwater National Building Corporation*	Oklahoma
BNS, Inc.**	Oklahoma
CRK Technologies, LLC **	Oklahoma
SNB REIT, Inc.***	Delaware
Stillwater Properties, Inc.****	Oklahoma
Grand Hill Investments, LLC*****	Oklahoma

*	Direct subsidiary of Stillwater National Bank & Trust Company.

**	Direct subsidiary of CRK Properties, Inc.

***	Direct subsidiary of SNB Real Estate Holdings, Inc.

****	Direct subsidiary of Stillwater National Building Corporation

*****	Direct subsidiary of Stillwater Properties, Inc.